CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-285045 on Form S-6 of our report dated April 30, 2025, relating to the financial statement of FT 12140, comprising Richard Bernstein Advisors Tactical Series, American Industrial Renaissance(R), 2025-2, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 30, 2025